, 2019
Exhibit 99.1
Cable & Wireless Panamá To Acquire América Móvil’s Panama Operations
COMBINATION TO IMPROVE COVERAGE AND CUSTOMER EXPERIENCE
GREATER INVESTMENT IN NETWORKS AND INNOVATION
Denver, Colorado – September 15, 2021: Liberty Latin America Ltd. (“Liberty Latin America” or “LLA”) (NASDAQ: LILA and LILAK, OTC Link: LILAB) today announced that its 49%-owned subsidiary Cable & Wireless Panamá S.A. (“Cable & Wireless Panamá” or “Más Móvil”), has agreed to acquire América Móvil S.A.B. de C.V.’s (“AMX”) operations in Panama (“Claro Panamá”). The all-cash transaction values Claro Panamá at an enterprise value of $200 million on a cash- and debt-free basis. This equates to a mid-single digit acquisition multiple of Claro Panamá’s fiscal year 2020 Adjusted OIBDA1, including projected annual run-rate synergies2.

Balan Nair, President and CEO of Liberty Latin America, commented, “We are delighted to further increase our commitment to Panama through today’s announced acquisition of Claro Panamá. The integrated business will operate over a network with extensive coverage and invest to deliver innovative mobile products and services for Panamanian consumers and B2B customers, including via leading technologies such as 5G. We at Liberty Latin America have established our group Operations Center in Panama and see the country as an important digital hub for the region, which we expect to drive growing demand for our full suite of mobile and fixed connectivity solutions. The valuation for the acquisition is consistent with our disciplined approach towards M&A and will be free cash flow accretive on a per share basis.”

For the most recent fiscal year ended December 31, 2020, Claro Panamá generated $157 million of revenue3 and as of June 30, 2021, the business had 760 thousand mobile subscribers4.

The acquisition (including fees and expenses) is intended to be financed using cash and incremental borrowings at Cable & Wireless Panamá. Completion of the transaction is subject to certain customary closing conditions, including regulatory approvals, and is expected to close in the first half of 2022.

Advisory services to Cable & Wireless Panamá on the transaction have been provided by LionTree.

FORWARD LOOKING STATEMENT

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the timing and benefits of the transaction, including synergy benefits; the expected impact of the transaction and financings for the transaction, and other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include, but are not limited to, events that are outside of our control, such as natural disasters and pandemics (including COVID-19), our ability to obtain regulatory consents for the transaction as well as other conditions to closing, our and Claro Panamá’s ability to continue financial and operational performance at historic levels, continued use by subscribers of our and Claro Panamá’s services, our ability to achieve expected operational efficiencies, synergies and economies of scale, as well as other factors detailed from time to time in our filings with the Securities and Exchange Commission, including our most recently filed Form 10-K and Form 10-Q. These forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

ABOUT LIBERTY LATIN AMERICA

Liberty Latin America is a leading communications company operating in over 20 countries across Latin America and the Caribbean under the consumer brands VTR, Flow, Liberty, Más Móvil, BTC and Cabletica. The communications and entertainment services that we offer to our residential and business customers in the region include digital video, broadband internet, telephony and mobile services. Our business products and services include enterprise-grade connectivity, data center, hosting and managed solutions, as well as information technology solutions with customers ranging from small and medium enterprises to international companies and governmental agencies. In addition, Liberty Latin America operates a subsea and terrestrial fiber optic cable network that connects over 40 markets in the region.

Liberty Latin America has three separate classes of common shares, which are traded on the NASDAQ Global Select Market under the symbols "LILA" (Class A) and "LILAK" (Class C), and on the OTC link under the symbol "LILAB" (Class B).

For more information, please visit www.lla.com or contact:

Investor Relations:
Kunal Patel     ir@lla.com

Media Relations:
Claudia Restrepo     llacommunications@lla.com

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1.Based on Adjusted OIBDA (defined as operating income before depreciation and amortization, share-based compensation, provisions and provision releases related to significant litigation and impairment, restructuring and other operating items) for the fiscal year ended December 31, 2020 in accordance with International Financial Reporting Standards (“IFRS”), as adjusted (i) to include certain lease costs that are capitalized as tangible assets under IFRS 16 in accordance with Claro Panamá’s IFRS accounting policies and that will be expensed as an operating cost in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), and (ii) for certain other diligence adjustments. Adjusted OIBDA used to determine the estimated acquisition multiple represents LLA’s management’s best estimate based upon information obtained from Claro Panamá.
2.Projected annual run-rate synergies by 2024.
3.As reported by Claro Panamá under their IFRS accounting policies.
4.Operating statistics for Claro Panamá are based on Claro Panama’s counting policies. Operating statistics are subject to change after the completion of the transaction once Claro Panamá’s statistics are presented in accordance with Liberty Latin America’s policies.